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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported): MAY 28, 2004
                                                  ------------


                                   ALLOY, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                         0-26023                         04-3310676
---------                     -------------                  -------------------
(State or other               (Commission                      (IRS Employer
jurisdiction of               File Number)                   Identification No.)
incorporation)


    151 WEST 26TH STREET, 11TH FLOOR, NEW YORK, NEW YORK               10001
    ----------------------------------------------------------------------------
           (Address of principal executive offices)                  (Zip Code)


    Registrant's telephone number, including area code: (212) 244-4307
                                                        --------------

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This Form 8-K/A of Alloy, Inc. is being filed to amend and restate in its entirety the Form 8-K filed by Alloy, Inc. on June 2, 2004.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANTS

A.  DISMISSAL OF KPMG, LLP.

On May 28, 2004, the Audit Committee of our Board of Directors (the "Board") dismissed KPMG LLP ("KPMG") as our independent auditors effective immediately. KPMG's reports on the financial statements for our two most recent fiscal years ended January 31, 2003 and January 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years ended January 31, 2003 and January 31, 2004, and through the date of this report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statements disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its reports.

During our two most recent fiscal years ended January 31, 2003 and January 31, 2004, and through May 28, 2004, there were no "reportable events" as listed in
Item 304(a)(1)(v)(A)-(D) of Regulation S-K adopted by the Securities and Exchange Commission (the "Commission"), except that, in performing its audit of our Consolidated Financial Statements for our fiscal year ended January 31, 2004, KPMG noted two matters involving our internal controls that it considered to be reportable conditions and/or material weaknesses under the standards established by the American Institute of Certified Public Accountants. A reportable condition, which may or may not be determined to be a material weakness, involves matters relating to significant deficiencies in the design or operation of internal controls that, in KPMG's judgment, could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management on the financial statements. The first reportable condition identified by KPMG related to the absence of appropriate reviews and approvals of transactions, accounting entries and systems output at our dELiA*s subsidiary. According to KPMG, numerous adjusting entries came about as a result of its audit procedures at dELiA*s that indicated a lack of timely and appropriate management review during the closing process. This reportable condition was not considered to be a material weakness.

The second identified reportable condition was considered a material weakness and concerned the ability of accounting personnel to properly apply all relevant accounting pronouncements related to goodwill, intangible assets and other long-lived assets. Specifically, KPMG indicated that when we applied the provisions of FASB No. 142 relating to the annual assessment of goodwill and other indefinite-lived intangible assets carrying value, we incorrectly applied the provisions of FASB No. 142 needed to calculate the impairment amounts, and failed to test


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separately the carrying values of our other indefinite-lived intangible assets.
KPMG also indicated that we incorrectly applied the provisions of FASB No. 144 in calculating impairment amounts of other long-lived assets. In addition, KPMG noted that we had not formally documented triggering events for impairment testing under either standard. Consequently, we did not properly identify the adjustments that arose due to the weakness in our internal control process, and KPMG indicated that we need to implement modifications and upgrades to our financial reporting process to ensure that this situation does not occur in the future.

B.  ENGAGEMENT OF BDO SEIDMAN, LLP

The Audit Committee has made the decision to engage BDO Seidman, LLP ("BDO") as the Company's independent auditor for the fiscal year ending January 31, 2005, effective as of May 28, 2004. During our two most recent fiscal years ended January 31, 2003 and January 31, 2004, and during the subsequent interim period through May 28, 2004, the Company did not consult with BDO regarding (i) application of accounting principles to a specified transaction, either contemplated or proposed, (2) the type of audit opinion that might be rendered on the Company's financial statements or (3) any other matter that was the subject of a disagreement (as set forth in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as set forth in Item 304(a)(1)(v) of Regulation S-K).

Our Audit Committee has discussed with KPMG the subject matter of the reportable conditions described above, and we have authorized KPMG to respond fully to the inquiries of BDO, our new independent auditors, concerning the subject matter of the foregoing reportable conditions.

We have provided KPMG with a copy of this Form 8-K and have asked it to furnish us a letter addressed to the Commission stating whether or not it agrees with the above statements and, if it does not agree, stating the respects in which is does not agree. A copy of KPMG's letter responsive to such request is attached as Exhibit 16.1.


ITEM 7. EXHIBITS.

(c) The following Exhibit is furnished as part of this Current Report on Form 8-K.

     Exhibit
     Number                             Description

     16.1 Letter from KPMG LLP to the Securities and Exchange Commission dated June 7, 2004.


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     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ALLOY, INC.
                                     (Registrant)


Date: June 9, 2004                    /s/ Samuel A. Gradess
                                      ------------------------------------------
                                      Samuel A. Gradess, Chief Financial Officer


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     EXHIBIT INDEX

Exhibit
Number                                      Description

16.1 Letter from KPMG LLP to the Securities and Exchange Commission dated June 7, 2004.


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